   As filed with the Securities and Exchange Commission on February 28, 1997

                                                   Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                    Form S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                 ---------------

                       Union Pacific Resources Group Inc.
               (Exact name of issuer as specified in its charter)

                   Utah                                   13-2647483
     (State or other jurisdiction of                   (I.R.S. Employer
      incorporation or organization)                  Identification No.)

                                 801 Cherry Street
                              Fort Worth, Texas 76102
                                   (817)877-6000
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

           UNION PACIFIC RESOURCES GROUP INC. EMPLOYEE'S THRIFT PLAN AND
                    1995 STOCK OPTION AND RETENTION STOCK PLAN
                             (Full title of the plans)

                                  ---------------

                                  Mark L. Jones
                                General Attorney
                            Union Pacific Resources
                                   Group Inc.
                                801 Cherry Street
                             Fort Worth, Texas 76102
                     (Name and address of agent for service)

                                   (817)877-6000
           (Telephone number, including area code, of agent for service)

                                  ---------------

                          CALCULATION OF REGISTRATION FEE


============================================================================================================
Title of securities to be    Amount to be     Proposed maximum    Proposed maximum    Amount of registration
        registered            registered     offering price per  aggregate offering            fee
                                                 share(1)             price (1)
------------------------------------------------------------------------------------------------------------
  Common Stock, no par       3,700,000(2)(4)     $24.50             $286,650,000            $86,864
         value               8,000,000(3)(4)
============================================================================================================

(1) Estimated pursuant to paragraph (h) of Rule 457 soley for the purpose of calculating the registration fee based on the average of the reported high and low sales prices for a share of Common Stock on February 25, 1997, as reported on the New York Stock Exchange.

(2) Represents 3,700,000 shares that may be offered and sold pursuant to the Union Pacific Resources Group Inc. Employee's Thrift Plan.

(3) Represents 8,000,000 of the 16,000,000 shares that may be offered or sold pursuant to the 1995 Stock Option and Retention Stock Plan.

(4) Pursuant to Rule 416 under the Securities Act of 1933, this registration statement also covers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.

================================================================================

                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

      The following documents as filed by Union Pacific Resources Group Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934 are incorporated by reference in this registration statement:

      (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

      (b) The Registrant's Quarterly Report on Form 10-Q for the period ended March 31, 1996.

      (c) The Registrant's Quarterly Report on Form 10-Q for period ended June 30, 1996.

      (d) The Registrant's Quarterly Report on Form 10-Q for period ended September 30, 1996.

      (e) The description of the Registrant's shares of Common Stock, no par value (the "Common Stock") set forth in the Registrant's Registration Statement on Form 8-A, filed by the Registrant with the Commission on August 23, 1995 to register such securities under the Securities Exchange Act of 1934.

      All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that is also incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

      Experts.

      The financial statements incorporated in this Registration Statement by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1995 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

      With respect to the unaudited interim financial information for periods ended March 31, 1996 and 1995, June 30, 1996 and 1995 and September 30, 1996 and 1995 which is incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their reports included in the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996 and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited interim financial information because those reports are not "reports" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

Item 4. Description of Securities.

      Not Applicable.

Item 5. Interests of Named Experts and Counsel.

      The validity of the issuance of the shares of Common Stock described herein has been passed upon for the Registrant by Mark L. Jones, General Attorney of the Company. Mr. Jones has less than 1% share of Common Stock of the Registrant.

Item 6. Indemnification of Directors and Officers.

      The Registrant is a Utah corporation. Section 16-10a-901 et. seq. of the Utah Revised Business Corporation Act grants to a corporation the power to indemnify an individual made a party to a lawsuit or other proceeding because such party is or was a director or officer. A corporation is further empowered under Section 16-10a-908 to purchase insurance on behalf of any person who is or was a director or officer against any liability asserted against him or her and incurred by him or her in such capacity or arising out of his or her status as such. The Registrant's By-Laws provides for mandatory indemnification of its directors, officers and employees and those of its subsidiaries, against liability asserted against them arising out of their status as such. The Registrant maintains insurance on behalf of directors and officers against liability asserted against them arising out of their status as such.

      The Registrant's Articles of Incorporation eliminate in certain circumstances the personal liability of directors of the Registrant for monetary damages for their action or failure to act as a director. These provisions do not eliminate the liability of a director for (i) the amount of a financial benefit received by a director to which he is not entitled, (ii) an intentional infliction of harm on the corporation or the shareholders, (iii) a violation of
Section 16-10a-842 of the Utah Revised Business Corporation Act (relating to the liability of directors for unlawful distributions) or (iv) an intentional violation of criminal law.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to statute, its By-laws, or otherwise, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Item 7. Exemption from Registration Claimed.

      Not Applicable.

Item 8. Exhibits.

      The following exhibits are filed as part of this registration statement:

Exhibit
Number      Exhibit
------      -------

4.1         Union Pacific Resources Group Inc. Employee's Thrift Plan

4.2         1995 Stock Option and Retention Stock Plan

5           Opinion of Mark L. Jones, Esq.

15          Awareness Letter of Deloitte & Touche LLP

23.1        Consent of Deloitte & Touche LLP

23.2        Consent of Mark L. Jones, Esq.,
            (included in Exhibit 5)

24          Power of Attorney

Item 9. Undertakings.

      (a) The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(i)(3) of the Securities Act of 1993;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement

                        (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            Provided, however, that the undertakings set forth in paragraphs
(a)(1)(i) and (a)(1)(ii) above do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on this 28th day of February, 1997.

                                   UNION PACIFIC RESOURCES GROUP INC.

                                   By: /s/ Joseph A. LaSala, Jr.
                                       __________________________________
                                       Joseph A. LaSala, Jr.
                                       Title: Vice President and General Counsel

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below on this 28th day of February, 1997, by the following persons in the capacities indicated.

Signatures                    Titles
----------                    ------

 /s/ Jack L. Messman          Chairman, Chief Executive Officer and Director
 -----------------------      (Principal Executive Officer)
Jack L. Messman


 /s/ Morris B. Smith          Vice President and Chief Financial Officer
 -----------------------      (Principal Financial Officer)
Morris B. Smith


 /s/ John E. Jackson          Controller (Principal Accounting Officer)
 -----------------------
John E. Jackson


H. Jesse Arnelle*             Director
Lynne V. Cheney*              Director
Preston R. Geren III*         Director
Lawrence M. Jones*            Director
Drew Lewis*                   Director   *By: /s/ Mark L. Jones
Claudine B. Malone*           Director       -----------------------------------
Jack L. Messman*              Director       (Mark L. Jones as Attorney-in-Fact)
John W. Poduska, Sr.*         Director
Samuel K. Skinner*            Director
James R. Thompson*            Director

      The Plan. Pursuant to the requirements of the Securities Act of 1933, the Trustee for the Union Pacific Resources Group Inc. Employee's Thrift Plan have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Fort Worth, state of Texas, on February 28, 1997.

                                         UNION PACIFIC RESOURCES GROUP INC.
                                         EMPLOYEE'S THRIFT PLAN



                                         By: /s/ Anne M. Franklin
                                             -----------------------------------
                                            Anne M. Franklin
                                            Title: Vice President - People/Named
                                            Fiduciary - Plan Administration

                                INDEX TO EXHIBITS

Exhibit
Number      Exhibit
------      -------

4.1         Union Pacific Resources Group Inc. Employee's Thrift Plan

4.2         1995 Stock Option and Retention Stock Plan

5           Opinion of Mark L. Jones, Esq.

15          Awareness Letter of Deloitte & Touche LLP

23.1        Consent of Deloitte & Touche LLP

23.2        Consent of Mark L. Jones, Esq. (included in Exhibit 5)

24          Power of Attorney